Exhibit 99.1

Tidewater to Present at the Seventh Louisiana Energy Conference

NEW ORLEANS, May 6, 2009 –Tidewater Inc. (NYSE: TDW) announced today that Dean E. Taylor, Chairman, President and Chief Executive Officer, Quinn P. Fanning, Executive Vice President and Chief Financial Officer and Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the Seventh Louisiana Energy Conference in New Orleans, Louisiana, on Thursday, May 14, 2009, at approximately 1:50 p.m. CDT. The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available on May 14, 2009, at approximately 4:30 p.m. CDT. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the PowerPoint™ presentation.

Tidewater Inc. owns 417 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

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